Exhibit 1.1

FIDUS INVESTMENT CORPORATION

(a Maryland Corporation)

$55,000,000 5.375% Notes due 2024

UNDERWRITING AGREEMENT

October 10, 2019

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 5th Floor

New York, New York 10019

As Representative of the several

Underwriters named in Schedule A

Ladies and Gentlemen:

Fidus Investment Corporation, a Maryland corporation (the “Company”), and Fidus Investment Advisors, LLC, a Delaware limited liability company (the “Advisor”) registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”), confirm their agreement with the underwriters listed on Schedule A hereto (collectively, the “Underwriters”), for whom Keefe, Bruyette & Woods, Inc. (“KBW”) is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly (the “Offering”), of $55,000,000 aggregate principal amount of 5.375% Notes due 2024 (the “Firm Notes”), in the respective principal amounts set forth in Schedule A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 3(b) hereof to purchase all or any part of an additional $8,250,000 aggregate principal amount of Notes (the “Option Notes”). The Firm Notes and the Option Notes are collectively referred to as the “Notes.”

The Company has entered into (i) an Investment Advisory and Management Agreement, dated as of June 20, 2011, as amended March 4, 2014 (the “Investment Advisory Agreement”), with the Advisor and (ii) an Administration Agreement, dated as of June 20, 2011 (the “Administration Agreement”), with the Advisor.

The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Company owns (i) 100% of the limited partnership interests in Fidus Mezzanine Capital, L.P. (the “SBIC Fund I”); (ii) 100% of the limited partnership interests in Fidus Mezzanine Capital II, L.P. (the “SBIC Fund II”); (iii) 100% of the limited partnership interests in Fidus Mezzanine Capital III, L.P. (and, together with SBIC Fund I and SBIC Fund II, the “SBIC Funds”); and (iii) 100% of the equity interests of Fidus Investment GP, LLC (the “SBIC GP” and together with the Company, the Advisor and the SBIC Funds, the “Fidus Entities”).

Pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “1933 Act”), and in compliance with the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “1940 Act”), the Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a universal shelf registration statement on Form N-2 (File No. 333-223350) which registers the offer and sale of common stock, par value $0.001 per share (the “Common Stock”), preferred stock, subscription rights, debt securities and warrants of the Company to be issued from time to time by the Company, including the Notes to be issued and sold in connection with the Offering.

Pursuant to the 1940 Act, the Company filed with the Commission a Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the 1940 Act (a “BDC Election”) (File No. 814-00861), pursuant to which the Company elected to be treated as a business development company (“BDC”) under the 1940 Act. The Company has elected to be treated as a regulated investment company (“RIC”) for U.S. federal income tax purposes (within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the “Code”)).

The Notes will be issued under an indenture (the “Base Indenture”), dated as of February 2, 2018, between the Company and U.S. Bank National Association, trustee (the “Trustee”), as supplemented by a third supplemental Indenture (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to be dated as of October 16, 2019, between the Company and Trustee. The Notes will be issued as fully registered securities to Cede & Co. (or such other name as may be requested by an authorized representative of The Depository Trust Company (“DTC”)), as nominee of DTC, pursuant to a blanket letter of representations, dated January 26, 2018 (the “DTC Agreement”), between the Company and DTC.

The registration statement on Form N-2 (File No. 333-223350), initially filed with the Commission on March 1, 2018, including Pre-effective Amendment No. 1, Post-Effective Amendment No. 1, Post-Effective Amendment No. 2, Post-Effective Amendment No. 3, and the exhibits and schedules thereto, at the time it most recently became effective on May 1, 2019, and including all documents incorporated or deemed to be incorporated therein by reference pursuant to the Small Business Credit Availability Act (the “SBCAA”) or the rules of the Commission promulgated thereunder or otherwise, and any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the 1933 Act with respect to the offer, issuance and/or sale of the Notes and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B or Rule 430C promulgated under the 1933 Act (“Rule 430 Information”), any registration statement filed pursuant to Rule 462(b) promulgated under the 1933 Act, and any post-effective amendment thereto, is hereinafter referred to as the “Registration Statement.” The prospectus in the form in which it was most recently filed with the Commission and declared effective prior to the date of this Agreement (including all documents incorporated or deemed to be incorporated therein by reference pursuant to the SBCAA or the rules of the Commission promulgated thereunder or otherwise, and the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B or Rule 430C and Rule 497 under the 1933 Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, together with the preliminary prospectus supplement, dated October 10, 2019, filed with the Commission pursuant to Rule 497 under the 1933 Act, is hereinafter referred to as the “Preliminary Prospectus.” The Base Prospectus, together with the prospectus supplement to be filed with the Commission pursuant to Rule 497 and used to confirm sales of the Notes, is hereinafter referred to as the “Prospectus.” All references in this Agreement to financial statements and schedules and other information which is “included” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the SBCAA or the rules of the Commission promulgated thereunder or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 497 under the Securities Act or such other rule under the Securities Act as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”) which is or is deemed to be incorporated by reference in or otherwise deemed under the SBCAA or the rules of the Commission promulgated thereunder or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

The Preliminary Prospectus, together with the information set forth on Schedule B hereto, is hereinafter referred to as the “Disclosure Package.”

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

Section 1. REPRESENTATIONS AND WARRANTIES BY THE FIDUS ENTITIES.

The Company represents and warrants to and agrees with each of the Underwriters, as of the date hereof, the Applicable Time (defined below), the Closing Time referred to in Section 3(c) hereof and as of each Date of Delivery (if any) referred to in Section 3(b) hereof, as follows:

(a) Compliance with Registration Requirements.

(i) The Notes have been duly registered under the 1933 Act pursuant to the Registration Statement. The Company meets the requirements for use of Form N-2 under the 1933 Act. The Registration Statement has become effective under the 1933 Act, and no stop order of the Commission preventing or suspending the effectiveness of the Registration Statement or suspending the use of the Preliminary Prospectus or the Prospectus has been issued, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect thereto has been complied with.

(ii) At the respective times the Registration Statement, and any post-effective amendment thereto, became effective and at the Closing Time, as hereinafter defined (and, if any Option Notes are purchased, at the Date of Delivery), the Registration Statement, and all amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Preliminary Prospectus, the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Notes are purchased, at the Date of Delivery), included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus or Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Underwriter for use in the Registration Statement, the Preliminary Prospectus or Prospectus, it being understood and agreed that the only such information furnished to the Company in writing by the Underwriters consists of the information described in Section 7(f) below.

(iii) The Disclosure Package as of the Applicable Time does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter or its representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters to the Company consists of the information described in Section 7(f) below. As used in this subsection and elsewhere in this Agreement “Applicable Time” means 4:30 P.M. (Eastern Time) on October 10, 2019; provided that, if, subsequent to the date of this Agreement, the Company and the Representative have determined that the Disclosure Package included an untrue statement of material fact or omitted a statement of material fact necessary to make the information therein not misleading, and have agreed, in connection with the public offering of the Notes, to provide an opportunity to purchasers to terminate their old contracts and enter into new contracts, then “Applicable Time” will refer to the information available to purchasers at the time of entry into the first such new contract.

(iv) The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Preliminary Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1934 Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v) The Preliminary Prospectus when first filed under Rule 497 and as of its date complied in all material respects with the 1933 Act, and when filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), was substantially identical to the copy thereof delivered to the Underwriters for use in connection with this Offering. The Prospectus when first filed under Rule 497 and as of its date complies and will comply in all material respects with the 1933 Act and, when filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), will be substantially identical to the copy thereof delivered to the Underwriters for use in connection with this Offering.

(vi) The Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), was filed with the Commission pursuant to EDGAR on Form 305B2 on February 5, 2019, determining the eligibility of U.S. Bank National Association to act as trustee for the Company.

(b) Independent Accountant. RSM US LLP, which has expressed its opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and the Disclosure Package, is an independent registered public accounting firm as required by the 1933 Act and the 1934 Act, and the rules and regulations of the Public Company Accounting Oversight Board.

(c) Preparation of the Financial Statements. The consolidated financial statements of the Company filed with the Commission as a part of the Registration Statement and included in the Prospectus and the Disclosure Package, together with the related schedules (if any) and the notes thereto, present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the consolidated results of their operations and cash flows for the periods specified. All such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Preliminary Prospectus or the Prospectus. The other financial data and financial information included in the Prospectus and the Disclosure Package under the captions “Selected Consolidated Financial Data,” and “Selected Quarterly Financial Data” present fairly in all material respects the information shown, as of the dates presented, therein and have been compiled on a basis consistent with the consolidated financial statements included in the Registration Statement. All adjustments to historical financial information to arrive at pro forma financial information are reasonably based on the most recently available records of the Company. The financial information provided as of October 9, 2019 and disclosed in the Prospectus and the Disclosure Package are reasonably based on the most recently available records of the Company. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus, including under the caption “Prospectus Supplement Summary – Recent Developments – Preliminary Estimate of Third Quarter 2019 Results,” regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(d) [Reserved].

(e) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business of a Fidus Entity (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) none of the Fidus Entities has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company.

(f) Internal Control Over Financial Reporting. The Company has established and maintains a system of internal control over financial reporting (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s auditors and the Audit and Compensation Committee of the Board of Directors of the Company have been advised of (1) any known significant deficiencies in the design or operation of internal controls that could adversely affect the ability to record, process, summarize, and report financial data and (2) any known fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; and such deficiencies or fraud will not result in a Material Adverse Effect.

(g) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act), which are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(h) Good Standing of the Fidus Entities.

(i) The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the state of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement and the Material Agreements (as defined below), including the Indenture. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) The SBIC Fund I is a limited partnership duly organized and validly existing as a limited partnership under the laws of the state of Delaware and is duly qualified as a foreign limited partnership to transact business, and is in good standing in each jurisdiction in which such qualification is required whether by reason of ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(iii) The SBIC Fund II is a limited partnership duly organized and validly existing as a limited partnership under the laws of the state of Delaware and is duly qualified as a foreign limited partnership to transact business, and is in good standing in each jurisdiction in which such qualification is required whether by reason of ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(iv) The SBIC GP is a limited liability company that is duly formed and validly existing as a limited liability company under the laws of the state of Delaware and is duly qualified as a foreign limited liability company to transact business, and is in good standing in any jurisdiction in which such qualification is required whether by reason of ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(v) All of the issued and outstanding limited liability company interests and partnership interests of the SBIC GP and the SBIC Funds, respectively, have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(i) Subsidiaries of the Company. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) 100% of the equity interests in the SBIC Funds and the SBIC GP, (ii) those corporations or other entities accounted for as portfolio investments in accordance with the Commission’s rules and regulations (each a “Portfolio Company” and collectively, the “Portfolio Companies”), and (iii) 100% of the equity interests in tax blocker corporations that hold equity interests in one or more Portfolio Companies. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the Fidus Entities controls (as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies. The Company includes all of its consolidated subsidiaries in its financial statements as required by the applicable provisions of Regulation S-X under the 1933 Act. For purposes of this Agreement, “subsidiaries” includes, but is not limited to, the SBIC Funds and the SBIC GP.

(j) Portfolio Companies. The Company or the SBIC Funds have duly authorized, executed and delivered agreements required to make the investments described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”). Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, to the knowledge of the Company, each of the Portfolio Companies is current in all material respects with all of its obligations under the applicable Portfolio Company Agreement, and no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

(k) Officers and Directors. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no person is serving or acting as an investment adviser, officer or director of the Company or the SBIC Funds except in accordance with the applicable provisions of the 1940 Act. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no director of the Company is (i) an “interested person” (as defined in the 1940 Act) of the Company or (ii) an “affiliated person” (as defined in the 1940 Act) of any Underwriter. For purposes of this Section 1(k), the Company shall be entitled to reasonably rely on representations from such officers and directors.

(l) Business Development Company Election. The Company has filed the BDC Election and, accordingly, has duly elected to be subject to the provisions of Sections 55 through 65 of the 1940 Act. At the time the Company’s BDC Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (ii) did not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading. The Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act, the BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of the BDC Election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of each Fidus Entity are in compliance in all material respects with the provisions of the 1940 Act, including the provisions applicable to BDCs.

(m) Authorization; Enforceability.

(i) Each of this Agreement and the Investment Advisory Agreement has been duly authorized, executed and delivered by the Company in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as BDCs under the 1940 Act.

(ii) The Administration Agreement has been duly authorized, executed and delivered by the Company and the Advisor.

(iii) Each of this Agreement, the Investment Advisory Agreement and the Administration Agreement complies (i) with Section 15 of the 1940 Act and (ii) in all material respects with such other applicable provisions of the 1940 Act and the Advisers Act. Each of this Agreement, the Investment Advisory Agreement and the Administration Agreement is a valid and binding obligation of each of the Company and the Advisor, enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(n) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Prospectus and the Disclosure Package as of the date thereof in the column entitled “Actual” under the caption “Capitalization.” All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws). None of the outstanding shares of Common Stock was issued in violation of the preemptive or other similar rights of any security holder of the Company, nor does any person have any preemptive right of first refusal or other right to acquire any of the Notes covered by this Agreement. No shares of preferred stock of the Company have been designated, offered, sold or issued and no shares of preferred stock are currently outstanding.

(o) Authorization and Description of Notes.

(i) The Base Indenture has been duly authorized, executed and delivered by the Company and the Trustee, and constitutes a valid, binding and enforceable agreement of the Company, subject, as to enforcement, to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Third Supplemental Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, will constitute a valid, binding and enforceable agreement of the Company, subject, as to enforcement, to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(ii) The Indenture will be duly qualified under the Trust Indenture Act.

(iii) The DTC Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iv) The Notes have been duly authorized and, when executed and authenticated in the manner provided for in the Indenture and delivered against payment therefor as provided herein, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and will conform in all material respects to the description thereof under the heading “Description of Our Debt Securities” contained in the

Registration Statement and under the heading “Description of the Notes” contained in the Disclosure Package and the Prospectus; the offer and sale of the Notes as contemplated hereby have been duly approved by all necessary corporate or other action of the Company; and other than as contemplated in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company or any of its subsidiaries has issued any debt securities or entered into any agreement or arrangement relating to the issuance of any debt securities.

(p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Fidus Entities is in violation of or default under (i) its respective charter, by-laws or any similar organizational documents, each as amended from time to time, (ii) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument, including any Portfolio Company Agreement to which it is a party or bound or to which any of its respective properties or assets are subject, (iii) or will be in violation of or default under, after giving effect to the consummation of the transactions contemplated hereby and by the Registration Statement, the Prospectus and the Disclosure Package (including the issuance and sale of the Notes and the use of the net proceeds from the sale of the Notes as described in the Registration Statement, the Prospectus and the Disclosure Package), any of the covenants set forth in Sections 6.07(a), (b), (d), (e) or (f) of the Company’s Senior Secured Revolving Credit Agreement among the Company, the lenders party thereto and ING Capital LLC and (iv) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its respective properties, as applicable, except with respect to clauses (ii) and (iv) herein, for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except for the Underwriters named in Schedule A hereto, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with or by reason of the offer and sale of the Notes contemplated hereby.

The Company’s execution, delivery and performance of this Agreement and the Indenture, and consummation of the transactions contemplated hereby and by the Registration Statement, the Prospectus and the Disclosure Package (including the issuance and sale of the Notes and the use of the net proceeds from the sale of the Notes as described in the Registration Statement, the Prospectus and the Disclosure Package) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or bylaws of the Company, (ii) does not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect and (iii) does not and will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or the Indenture or consummation of the transactions contemplated hereby and by the Registration Statement, the Prospectus and the Disclosure Package, except such as have already been obtained or made under the 1933 Act, the 1934 Act, and the 1940 Act and such as may be required by the Nasdaq Global Select Market (“NASDAQ”) or the Financial Industry Regulatory Authority (“FINRA”) or under the 1934 Act or any applicable state securities or blue sky laws.

(q) Material Agreements. No Fidus Entity has sent or received notice of, or otherwise communicated or received communication with respect to, termination of any agreement filed as an exhibit to the Registration Statement (each such agreement a “Material Agreement” and collectively, the “Material Agreements”), nor has any such termination been threatened by any person.

(r) Intellectual Property Rights. Each of the Fidus Entities owns or possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as described in the Registration Statement, the Prospectus and the Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. No Fidus Entity has received any notice of infringement or conflict with asserted intellectual property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Fidus Entities has been obtained or is being used by the Fidus Entities in violation of any contractual obligation binding on the Fidus Entities or any of its officers, directors or employees or otherwise in violation of the rights of any persons, which, if challenged and the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

(s) All Necessary Permits, etc. Each of the Fidus Entities possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and none of the Fidus Entities has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

(t) Title to Property. The Fidus Entities own or lease or have access to all properties and assets as are necessary to the conduct of their respective operations as presently conducted.

(u) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Fidus Entities, which is required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or under the Indenture. The aggregate of all pending legal or governmental proceedings to which the Fidus Entities are a party or of which any of their property or assets is the subject which are not described in the Registration Statement, the Prospectus or the Disclosure Package, including ordinary routine litigation incidental to the business, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits thereto by the 1933 Act that have not been so described and filed as required. Notwithstanding the foregoing, as of the date hereof, the Fidus Entities have not filed certain contracts and documents as exhibits to the Registration Statement, although all such exhibits will be filed by post-effective amendment pursuant to Rule 462(d) under the 1933 Act.

(w) Investment Adviser Status. Other than the Advisor, none of the Fidus Entities is currently registered or required to register as an investment adviser under the Advisers Act.

(x) Registered Management Investment Company Status. Neither the Company, the SBIC Funds nor the SBIC GP is, or after giving effect to the offering and sale of the Notes, will be a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are used under the 1940 Act.

(y) Insurance. The Fidus Entities’ directors’ and officers’ errors and omissions insurance policy and the fidelity bond required by Rule 17g-1 under the 1940 Act for the Company and the SBIC Funds are subject to legal and valid binders and at the Closing Time are in full force and effect; each Fidus Entity is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by any Fidus Entity under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; and no Fidus Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and Prospectus.

The Fidus Entities directly or indirectly maintain insurance covering their properties, operations, personnel and business as the Fidus Entities deem adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Fidus Entities and their business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase of the Notes.

(z) Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, the Disclosure Package or the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate and all such data included in the Registration Statement, the Disclosure Package or the Prospectus accurately reflects the materials upon which it is based or from which it was derived.

(aa) Investments. Except for applicable restrictions, limitations or regulations set forth in the 1940 Act, the Code and the Small Business Investment Act of 1958 and the regulations promulgated thereunder (the “SBA Regulations”), there are no material restrictions, limitations or regulations with respect to the ability of the Fidus Entities to invest their assets as described in the Registration Statement, the Disclosure Package or the Prospectus.

(bb) Tax Law Compliance. Each of the Fidus Entities has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Registration Statement, Prospectus and the Disclosure Package in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Fidus Entities has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against any of the Fidus Entities that could reasonably be expected to result in a Material Adverse Effect.

(cc) Small Business Investment Company Status. The SBIC Funds are each licensed to operate as a Small Business Investment Company (“SBIC”) by the U.S. Small Business Administration (“SBA”). Each SBIC Fund’s SBIC license is in good standing with the SBA and no adverse regulatory findings contained in any examinations reports prepared by the SBA regarding the SBIC Funds are outstanding or unresolved. The method of operation of each SBIC Fund will permit it to continue to meet the requirements for qualification as an SBIC, subject to SBA approval.

(dd) SBA Debentures. The SBIC Funds are eligible to sell securities guaranteed by the SBA. The SBIC Funds are not in default under the terms of any debenture which it has issued to the SBA for guaranty by the SBA or any other material monetary obligation.

(ee) Offering Materials. Neither the Company nor any of its agents or representatives (other than the Underwriters in their capacity as such) has prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii), (iii), (iv) and (v) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (ii) the Registration Statement, (iii) the Preliminary Prospectus, (iv) the Prospectus, (v) any advertisement filed pursuant to Rule 482 under the 1933 Act, including the pricing term sheet attached as Schedule B hereto and (vi) any electronic road show or other written communications, in each case approved in writing in advance by the Representative (the “Road Show Material”). Each Issuer Free Writing Prospectus, if any, is not inconsistent with the Registration Statement, the Preliminary Prospectus or the Prospectus, and complies in all material respects with the 1933 Act, has been or will be (within the time period specified in Rule 433 or 497) filed in accordance with the 1933 Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Applicable Time, did not, and on the Closing Date (and, if any Option Notes are purchased, the Date of Delivery) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ff) Absence of Registration Rights. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(gg) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Fidus Entities and, to the knowledge of the Fidus Entities, its officers and directors, in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 is true, complete and correct in all material respects.

(hh) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(ii) Material Relationship with the Underwriters. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the Fidus Entities has any material lending or other relationship with a bank or lending institution affiliated with any of the Underwriters.

(jj) No Unlawful Contributions or Other Payments. None of the Fidus Entities or, to the Company’s knowledge, any employee or agent of any of the Fidus Entities, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Prospectus and the Disclosure Package.

(kk) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package.

(ll) Subchapter M. The Company qualified to be treated as a RIC beginning with its taxable year ending December 31, 2011, and the Company is in compliance with the requirements of the Code necessary to continue to qualify as a RIC under the Code. The Company will direct the investment of the net proceeds of the offering of the Notes and continue to conduct its activities in such manner as to comply with the requirements of Subchapter M of the Code.

(mm) Compliance with Laws. Each of the Company and SBIC Fund I (i) has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Company and SBIC Fund I; (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders except for such failure to comply which would not reasonably be expected to result in a Material Adverse Effect; (iii) is conducting its business in compliance in all material respects with the applicable requirements of the 1940 Act; and (iv) in the case of the SBIC Funds, is each conducting its business in compliance in all material respects with the applicable requirements of the SBA.

(nn) Compliance with the Sarbanes-Oxley Act of 2002. The Company and, to the knowledge of the Company, its respective officers and directors (in such capacity), are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Commission’s published rules promulgated thereunder that are applicable to the Company as of the date hereof.

(oo) No Violation of Foreign Corrupt Practices Act of 1977. None of the Fidus Entities nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Fidus Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), as amended, and the rules and regulations thereunder.

(pp) No Sanctions by the Office of Foreign Assets Control. None of the Fidus Entities nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Fidus Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the net proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the OFAC.

(qq) Money Laundering Laws. The operations of the Fidus Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fidus Entities or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(rr) Incorporation by Reference. The Company is eligible to incorporate by reference previously-filed Exchange Act reports into its Registration Statement, Preliminary Prospectus and Prospectus pursuant to the SBCAA.

(ss) IT Systems. None of the Fidus Entities is aware of any security breach or incident, unauthorized access or disclosure, or other compromise relating to the information technology and computer systems, data and databases used by the Fidus Entities (collectively, “IT Systems”). The Fidus Entities’ IT systems are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Fidus Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Fidus Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their business, and there have been no breaches, violations, outages or unauthorized uses of or access to the same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Fidus Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(tt) Certificates. Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, to each Underwriter as to the matters covered thereby.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE ADVISOR.

The Advisor represents and warrants to and agrees with each of the Underwriters, as of the date hereof, the Applicable Time (defined below), the Closing Time referred to in Section 3(c) hereof and as of each Date of Delivery (if any) referred to in Section 3(b) hereof, as follows:

(a) Disclosure.

(i) At the respective times the Registration Statement, and any post-effective amendment thereto, became effective and at the Closing Time, as hereinafter defined (and, if any Option Notes are purchased, at the Date of Delivery), the Registration Statement, and all amendments and supplements thereto, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Preliminary Prospectus, the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Notes are purchased, at the Date of Delivery), included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus or Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Underwriter for use in the Registration Statement, the Preliminary Prospectus or Prospectus, it being understood and agreed that the only such information furnished to the Company in writing by the Underwriters consists of the information described in Section 7(f) below.

(ii) The Disclosure Package as of the Applicable Time does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter or its representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters to the Company consists of the information described in Section 7(f) below.

(b) No Material Adverse Change. With respect to the Advisor, except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus: (i) there has been no Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Effect; and (ii) the Advisor has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business.

(c) Good Standing. The Advisor is a limited liability company that is duly formed and validly existing as a limited liability company under the laws of the state of Delaware and is duly qualified as a foreign limited liability company to transact business, and is in good standing in each jurisdiction in which such qualification is required whether by reason of ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(d) Authorization; Enforceability.

(i) Each of this Agreement and the Investment Advisory Agreement has been duly authorized, executed and delivered by the Company in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as BDCs under the 1940 Act.

(ii) The Administration Agreement has been duly authorized, executed and delivered by the Company and the Advisor.

(iii) Each of this Agreement, the Investment Advisory Agreement and the Administration Agreement complies (i) with Section 15 of the 1940 Act and (ii) in all material respects with such other applicable provisions of the 1940 Act and the Advisers Act. Each of this Agreement, the Investment Advisory Agreement and the Administration Agreement is a valid and binding obligation of each of the Company and the Advisor, enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(e) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Advisor is not in violation of or default under: (i) its certificate of formation or other organizational documents; (ii) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable, except with respect to clauses (ii) and (iii) herein, for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

The Advisor’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the Prospectus and the Disclosure Package (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the organizational documents of the Advisor, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Advisor pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Advisor. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Advisor’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby and by the Registration Statement, the Prospectus and the Disclosure Package, except such as have already been obtained or made under the 1933 Act, the 1934 Act, and the 1940 Act and such as may be required under the 1934 Act or any applicable state securities or blue sky laws or from FINRA.

(f) Intellectual Property Rights. The Advisor owns, has been licensed or otherwise possesses sufficient Intellectual Property Rights reasonably necessary to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. The Advisor has not received any notice of infringement or conflict with asserted intellectual property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. To the knowledge of the Advisor, none of the technology employed by the Advisor has been obtained or is being used by the Advisor in violation of any contractual obligation binding on the Advisor, or any of its respective officers, directors or employees or otherwise in violation of the rights of any persons, which, if challenged and the subject of an unfavorable decision, ruling or filing, could reasonably be expected to result in a Material Adverse Effect.

(g) All Necessary Permits, etc. The Advisor possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its respective businesses, and the Advisor has not received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

(h) Title to Property. The Advisor owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted.

(i) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Advisor, threatened, against the Advisor, which is required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, or the performance by the

Company or the Advisor of their respective obligations hereunder or under the Investment Advisory Agreement and the Administration Agreement. The aggregate of all pending legal or governmental proceedings to which either the Advisor is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Prospectus or the Disclosure Package, including ordinary routine litigation incidental to the business, could not reasonably be expected to have a Material Adverse Effect.

(j) Absence of Misstatements or Omissions. The description of the Advisor and its business, and the statements attributable to the Advisor, in the Registration Statement, the Disclosure Package and the Prospectus complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act and the Advisers Act and did not and do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k) Advisers Act. The Advisor is registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement or the Administration Agreement for the other Fidus Entities as contemplated by the Registration Statement, the Prospectus and the Disclosure Package.

(l) Registered Management Investment Company Status. The Advisor is not, and after giving effect to the offering and sale of the Notes, will not be, a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are defined by the 1940 Act.

(m) Insurance. The Advisor maintains insurance covering its properties, operations, personnel and business as it deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Advisor and its business.

(n) No Price Stabilization or Manipulation. The Advisor has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(o) Material Relationship with the Underwriters. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Advisor has no material lending or other relationship with a bank or lending institution affiliated with any of the Underwriters.

(p) Employment Status. The Advisor is not aware that (i) any executive, key employee or significant group of employees of any of the Fidus Entities, if any, plans to terminate employment with the Fidus Entities, as applicable, or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Fidus Entities, except where such termination or violation would not reasonably be expected to have a Material Adverse Effect.

(q) No Unlawful Contributions or Other Payments. None of the Advisor or, to the Advisor’s knowledge, any employee or agent of the Advisor, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Prospectus and the Disclosure Package.

(r) No Violation of Foreign Corrupt Practices Act of 1977. Neither the Advisor nor, to the knowledge of the Advisor, any director, officer, employee or affiliate of the Advisor, is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the FCPA and the rules and regulations thereunder.

(s) No Sanctions by the Office of Foreign Assets Control. Neither the Advisor nor any director, officer, agent, employee or affiliate of the Advisor nor, to the knowledge of the Advisor, any affiliate of the Advisor, is currently subject to any U.S. sanctions administered by OFAC; and the Advisor will not directly or indirectly use the net proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the OFAC.

(t) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances or guarantees or indebtedness (except normal advances for business expenses and/or accruals for profits distributions in the ordinary course of business) by the Advisor to or for the benefit of any of the officers or directors of the Company or the Advisor, except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package.

(u) Compliance with Laws. The Advisor (i) has adopted and implemented written policies and procedures pursuant to Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violations of the Advisers Act by the Advisor; (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders except for such failure to comply which would not reasonably be expected to result in a Material Adverse Effect; and (iii) is conducting its business in compliance in all material respects with the applicable requirements of the 1940 Act and the Advisers Act.

(v) Certificates. Any certificate signed by any officer of the Advisor and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Advisor, to each Underwriter as to the matters covered thereby.

Section 3. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

(a) Firm Notes. On the basis of the representations, warranties and covenants contained herein and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company the respective principal amount of Firm Notes set forth in Schedule A opposite the name of such Underwriter at the purchase price of 97% of the aggregate principal amount of the Firm Notes, plus any additional principal amount of Firm Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof. The Company is advised by the Representative that the Underwriters propose to make public offering of their respective portions of the Securities as soon after this Agreement has become effective as is advisable in the Representative’s judgment.

(b) Option Notes. In addition, on the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase the Option Notes at the price set forth in Section 3(a) above. Option Notes may be purchased as provided in Section 3(c) solely for the purpose of covering over-allotments made in connection with the offering of the Firm Notes. The option hereby granted shall expire thirty (30) days after the date hereof and may be exercised in whole or in part from time to time in connection with the offering and distribution of the Firm Notes upon notice by the Representative to the Company setting forth the aggregate principal amount of Option Notes as to which of the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Notes. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven (7) full business days and no earlier than three (3) full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Notes, each of the Underwriters, acting severally and not jointly, shall purchase that proportion of the aggregate principal amount of Option Notes then being purchased which the aggregate principal amount of Firm Notes set forth in Schedule A opposite the name of such Underwriter bears to the aggregate principal amount of Firm Notes, subject in each case to such adjustments to the aggregate principal amount of Option Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(c) Payment. Payment of the purchase price, and delivery of certificates, if any, for the Firm Notes shall be made at the offices of Dechert LLP, 1900 K Street N.W., Washington, D.C. 20006, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Time”). In addition, in the event that any or all of the aggregate principal amount of the Option Notes are purchased by the Underwriters, payment of the purchase price for such Option Notes shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of the Notes to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Notes and the Option Notes, if any, which it has agreed to purchase. KBW, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Notes or the Option Notes, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. The Firm Notes and the Option Notes, and any certificates therefor, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least two (2) full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Firm Notes and the Option Notes, if the Company determines to issue any such certificates, will be made available for examination and packaging by the Representative in Washington, D.C. No later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Firm Notes and the Option Notes to be purchased hereunder shall be delivered at the Closing Time or the relevant Date of Delivery, as the case may be, through the facilities of the Depository Trust Company or another mutually agreeable facility, against payment of the purchase price therefore in immediately available funds to the order of the Company.

Section 4. COVENANTS.

The Company and the Advisor, jointly and severally, covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b), shall comply with the requirements of Rule 430C, and shall notify the Representative as soon as practicable, and, in the case of clauses (ii)-(iv) of this Section 4(a), confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company shall promptly effect the filings required by Rule 497 and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it shall promptly file such prospectus. The Company shall make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to the 1933 Act, and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company shall give the Representative notice of its intention to file or prepare any amendment to the Registration Statement, or any supplement or revision to either the Preliminary Prospectus, the Disclosure Package, or to the Prospectus, and shall furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and shall not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. Upon request, the Company shall deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and shall also deliver to the Underwriters, without charge, a conformed copy of the

Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of the Preliminary Prospectus (and shall deliver as many copies of the Prospectus) as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company shall furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company shall comply with the 1933 Act, the 1934 Act and the 1940 Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus shall not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company shall promptly prepare and file with the Commission, subject to Section 4(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company shall furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company shall use its reasonable best efforts to cause the Notes to be registered under the 1934 Act within thirty (30) days of the Closing Time.

(f) Amendments or Supplements to the Disclosure Package. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company shall promptly notify the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented (at the sole cost and expense of the Company).

(g) Blue Sky Qualifications. The Company shall use its best efforts, in cooperation with the Representative, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States (or outside of the United States) as the Representative may designate and to maintain such qualifications in effect so long as required for the distribution of the Notes; provided, however, that the foregoing shall not apply to the extent that the Notes are “covered securities” that are exempt from state regulation of securities offerings pursuant to Section 18 of the 1933 Act; and provided, further, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) Rule 158. The Company shall timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) Use of Proceeds. The Company shall use the net proceeds received by it from the sale of the Notes in the manner specified in the Registration Statement, the Prospectus and the Disclosure Package under the caption “Use of Proceeds.”

(j) Listing. The Company shall use its reasonable best efforts to (i) effect the listing of the Notes on NASDAQ within thirty (30) days of the Closing Time and (ii) maintain the listing of the Notes on NASDAQ or another national securities exchange.

(k) Restriction on Sale of Notes. During a period of forty-five (45) days from the date of the Prospectus (the “Lock-Up Period”), the Company shall not, without the prior written consent of KBW, (i) directly or indirectly, offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company or file any registration statement under the 1933 Act with respect to any of the foregoing (provided, however, the Company may file a universal shelf registration statement on Form N-2 under the 1933 Act to register the offer and sale of common stock, preferred stock, subscription rights, warrants and debt securities to be issued from time to time by the Company) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any debt securities issued or guaranteed by the Company, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any debt securities issued or guaranteed by the Company, in cash or otherwise.

(l) Reporting Requirements. During the period when the Prospectus is required to be delivered under the 1933 Act, each of the Company and the SBIC Funds, as applicable, shall file all documents required to be filed with the Commission pursuant to the 1933 Act, the 1934 Act and the 1940 Act within the time periods required by the 1933 Act, the 1934 Act and the 1940 Act.

(m) Subchapter M. The Company qualified to be treated as a RIC beginning with its taxable year ended December 31, 2011, and shall use its best efforts to maintain qualification as a RIC under Subchapter M of the Code for each taxable year thereafter.

(n) No Manipulation of Market for Notes. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein, the Company has not and shall not, directly or indirectly, take any action designed to cause or to result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes in violation of federal or state securities laws.

(o) Continued Compliance with SBA Requirements. The Company shall use its best efforts to cause each of the SBIC Funds to continue to comply with the requirements for qualification as an SBIC and to meet its obligations as an SBIC licensed by the SBA.

(p) Insurance. The Company has and shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(q) Compliance with Laws. The Fidus Entities shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Registration Statement, the Prospectus and Disclosure Package, and each of the Fidus Entities shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(r) Compliance with the Sarbanes-Oxley Act. The Company and its subsidiaries shall comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act and the Commission’s published rules promulgated thereunder that are applicable to the Company and its subsidiaries, as applicable.

(s) Road Show Material. Before using, approving or referring to any Road Show Material, the Company shall furnish to the Representative and counsel to the Underwriters a copy of such material for review and shall not make, prepare, use authorize, approve or refer to any such material to which the Representative reasonably objects.

Section 5. PAYMENT OF EXPENSES.

(a) Expenses. The Company shall pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (iii) the preparation, issuance, execution, authentication and delivery of the Notes (and certificates therefor, if any) to the Underwriters, (iv) the fees and disbursements of the Fidus Entities’ counsel, accountants and other advisers, (v) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses of the Trustee, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the

Underwriters (not to exceed $15,000 in the aggregate) in connection with, the review by FINRA of the terms of the sale of the Notes, (viii) the fees and expenses incurred in connection with the qualification of the Notes for offering and sale under any applicable securities laws of such states and other jurisdictions (domestic or foreign) as necessary and for the listing of the Notes on the NASDAQ, (ix) all costs and expenses of qualifying the Notes for inclusion in the book-entry settlement system of DTC, (x) the fees paid to Egan-Jones Ratings Company in connection with the rating of the Notes, and (xi) the disbursements of counsel for the Underwriter in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel) and (xii) the transportation, lodging, graphics and other expenses of the Company and its officers related to the preparation for and participation by the Company and its officers in the road show.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10(a) hereof, the Company shall reimburse, or arrange for an affiliate to reimburse, the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 6. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.

The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Advisor, contained in Section 1 and Section 2 hereof or in certificates of any officer of the Company and the Advisor delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall be effective at the Closing Time and no stop order or other temporary or permanent order or decree (whether under the 1933 Act or otherwise) suspending the effectiveness of the Registration Statement or the use of the Prospectus shall have been issued or otherwise be in effect, and no proceedings with respect to either shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in accordance with Rule 497 under the 1933 Act.

(b) Opinions of Counsel for the Company and the Advisor. At the Closing Time, the Representative shall have received the opinions, dated as of the Closing Time, from Eversheds Sutherland (US) LLP, counsel for the Company and/or the Advisor, as applicable, as to matters set forth in Schedule C hereto.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, from Dechert LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

(d) Officers’ Certificate of the Company. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, any Material Adverse Change or any development involving a prospective Material Adverse Change, and the Representative shall have received a certificate of a duly authorized officer of the Company and the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, pursuant to Section 8(d) of the 1933 Act, has been issued and no proceedings for any such purpose have been instituted or, to the knowledge of the Company, are pending or are contemplated by the Commission.

(e) Officer’s Certificate of the Advisor. At the Closing Time, the Representative shall have received a certificate of a duly authorized officer of the Advisor dated as of the Closing Time, to the effect that (i) the representations and warranties in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Advisor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from RSM US LLP a letter, dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(g) Chief Financial Officer’s Certificate of the Company. At the time of the execution of this Agreement and at the Closing Time, the Representative shall have received a certificate of the chief financial officer of the Company, dated such date, in substantially the form of Schedule D hereto.

(h) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from RSM US LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(f) of this Agreement, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Time.

(i) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements of the Offering.

(j) Financial Crimes Enforcement Network. As required by the Financial Crimes Enforcement Network within the U.S. Department of the Treasury, the Company shall have delivered to the Representative such beneficial ownership certifications and information as the Representative may have requested.

(k) Application for Listing. The Company shall have applied to have the Notes listed on the NASDAQ.

(l) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(m) Conditions to Purchase of Option Notes. In the event that the Underwriters exercise their option provided in Section 3(b) hereof to purchase all or any portion of the aggregate principal amount of Option Notes, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i) Officers’ Certificates of the Company. Certificates, dated such Date of Delivery, of a duly authorized officer and the chief financial or chief accounting officer of the Company confirming that the information contained in the certificate delivered by them at the Closing Time pursuant to Section 6(d) hereof remains true and correct as of such Date of Delivery.

(ii) Officer’s Certificate of the Advisor. Certificate, dated such Date of Delivery, of a duly authorized officer of the Advisor confirming that the information contained in the certificate delivered by the Advisor at the Closing Time pursuant to Section 6(e) hereof remains true and correct as of such Date of Delivery.

(iii) Opinions of Counsel for the Company and the Advisor. The opinions of Eversheds Sutherland (US) LLP, acting as counsel for the Company and/or the Advisor, as applicable, dated such Date of Delivery, relating to the Option Notes to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 6(b) hereof.

(iv) Opinion of Counsel for the Underwriters. The opinion of Dechert LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Notes to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(v) Bring-down Comfort Letter. A letter from RSM US LLP in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 6(h) hereof, except that the specified date referred to shall be a date not more than three (3) business days prior to the Date of Delivery.

(n) Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Notes, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Notes, may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Section 1, Section 7, Section 8, Section 9 and Section 13 shall survive any such termination and remain in full force and effect.

Section 7. INDEMNIFICATION.

(a) Indemnification of Underwriters. Each of the Company and the Advisor, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and employees, and any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against:

(i) any and all loss, damage, expense, liability or claim whatsoever (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, any such Underwriter or any such person may incur under the 1933 Act, the 1934 Act, the 1940 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430 Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any untrue statement or alleged untrue statement of a material fact included in the Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Road Show Material, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) any and all loss, damage, expense, liability or claim whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arises out of or is based upon any such untrue statement or omission referred to in clause (i), or any such alleged untrue statement or omission; provided that (subject to Section 7(e) below) any such settlement is effected with the written consent of the Company; and

(iii) any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by KBW), reasonably incurred in investigating, preparing or defending against any actual or threatened litigation (including the fees and disbursements of counsel chosen by KBW), or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above.

Notwithstanding the foregoing, the indemnification provisions set forth in this Section 7(a) shall not apply to any loss, damage, expense, liability or claim to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through KBW or its counsel expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430 Information, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the information set forth in Section 7(f) below. Moreover, that the Company will not be liable to any Underwriter with respect to the Prospectus and the Disclosure Package to the extent that the Company shall sustain the burden of proving that any such loss, damage, expense, liability or claim resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Notes to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time, a copy of the Prospectus, as then amended or supplemented if: (i) the Company shall have previously furnished copies of the Prospectus (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Underwriter and the loss, damage, expense, liability or claim against such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the Disclosure Package which was corrected in the Prospectus prior to the Closing Time and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person; and (ii) such failure to give or send such Prospectus by the Closing Time to the party or parties asserting such loss, damage, expense, liability or claim would have constituted a defense to the claim asserted by such person.

(b) Indemnification of the Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, damage, expense, liability or claim described in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430 Information, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through KBW or its counsel expressly for use in the Registration Statement (or any amendment thereto) or the Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Road Show Material, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the information set forth in Section 7(f) below.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any claim, litigation, arbitration, proceeding, or investigation commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to subsection (a) of this

Section 7, counsel to the indemnified parties shall be selected by KBW, and, in the case of parties indemnified pursuant to subsection (b) of this Section 7, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment or order with respect to any litigation or arbitration, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, arbitration, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by subsection (a)(ii) of this Section 7 effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

(e) Limitations on Indemnification. Any indemnification by the Company shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

(f) Information Provided By Underwriters. The Company and the Underwriters acknowledge and agree that (i) the fourth paragraph under the heading “Underwriting,” (ii) the first paragraph appearing under the heading “Underwriting—Stabilization,” (iii) the paragraph appearing under the heading “Underwriting—Electronic Distribution”, and (iv) the list of Underwriters and their respective participation in the sale of the Notes in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus or the Prospectus.

Section 8. CONTRIBUTION.

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters (whether from the Company or otherwise), in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Notes as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation or arbitration, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Company, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Firm Notes set forth opposite their respective names in Schedule A hereto and not joint.

Any contribution by the Company shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

Section 9. REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY.

All representations, warranties, agreements and covenants contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Notes to the Underwriters.

Section 10. TERMINATION OF AGREEMENT.

(a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company and the Advisor, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the date of the Prospectus, any Material Adverse Change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any material outbreak of hostilities or material escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any of the securities of the Company has been suspended or materially limited by the Commission or the NASDAQ, or if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASDAQ or any other governmental authority, (iv) if material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (v) if a banking moratorium has been declared by either Federal or New York authorities or (vi) (x) a downgrading shall have occurred in the rating accorded the Notes by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the 1934 Act, and (y) such an organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Section 1, Section 7, Section 8, Section 9, Section 12, Section 13 and Section 14 shall survive such termination and remain in full force and effect.

Section 11. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

(a) If one or more of the Underwriters shall fail at the Closing Time or any Date of Delivery to purchase the principal amount of the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Notes”), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such principal amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(i) if the principal amount of Defaulted Notes does not exceed 10% of the principal amount of Notes to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full principal amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(ii) if the principal amount of Defaulted Notes exceeds 10% of the principal amount of Notes to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Notes to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter, the Company, or the Advisor.

(b) No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

(c) In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Notes, as the case may be, either the Underwriters or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

Section 12. NOTICES.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters: Keefe, Bruyette & Woods, Inc. 787 Seventh Avenue, 4th Floor New York, New York 10019 Facsimile: (312) 423-8232 Attention: Allen G. Laufenberg	with a copy to: Dechert LLP One International Place, 40th Floor 100 Oliver Street Boston, Massachusetts 02110 Facsimile: (617) 275-8389 Attention: Thomas J. Friedmann, Esq.

If to the Fidus Entities: Fidus Investment Corporation 1603 Orrington Avenue, Suite 1005 Evanston, Illinois 60201 Facsimile: (202) 887-0763 Attention: Edward H. Ross	with a copy to: Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, D.C. 20001 Facsimile: (202) 637-3593 Attention: Steven B. Boehm, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 13. PARTIES.

This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Advisor and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Advisor and their respective successors and the controlling persons and officers, directors, employees or Affiliates referred to in Section 7 and Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Advisor and their respective partners and successors, and said controlling persons and officers, directors, employees or Affiliates and their heirs and legal representatives, and for the benefit of no other Person. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14. NO FIDUCIARY OBLIGATION.

The Company acknowledges and agrees that each of the Underwriters have acted, and are acting, solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriters have not advised, and are not advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matter in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the

Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Underwriters and have not been and shall not be on behalf of the Company or any other person. It is understood that the offering price was arrived at through arm’s-length negotiations between the Underwriters and the Company, and that such price was not set or otherwise determined as a result of expert advice rendered to the Company by any Underwriter. The Company acknowledges and agrees that the Underwriters are collectively acting as an independent contractor, and any duty of the Underwriters arising out of this Agreement and the transactions completed hereby shall be contractual in nature and expressly set forth herein. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the offering contemplated hereby that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Notes.

Section 15. Governing Law And Time.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 16. EFFECT OF HEADINGS.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Company, the Advisor and the Underwriters and in accordance with its terms.

[Signature Page Follows]

Very truly yours,

FIDUS INVESTMENT CORPORATION

By:	/s/ Shelby E. Sherard
Name:	Shelby E. Sherard
Title:	CFO

FIDUS INVESTMENT ADVISORS, LLC

By:	/s/ Edward H. Ross
Name:	Edward H. Ross
Title:	CEO

[Company Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

For itself and acting as Representative of the several Underwriters named in Schedule A hereto.

By:	/s/ Allen G. Laufenberg
Name: Allen G. Laufenberg
Title: Managing Director

[Underwriter Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Aggregate Principal Amount of Firm Notes
Keefe, Bruyette & Woods, Inc.	$23,375,000
BB&T Capital Markets, a division of BB&T Securities LLC	$8,800,000
Janney Montgomery Scott LLC	$6,050,000
Ladenburg Thalmann & Co. Inc.	$5,500,000
B. Riley FBR, Inc.	$5,225,000
Oppenheimer & Co.	$3,300,000
National Securities Corporation	$2,750,000

Total	$55,000,000

[Underwriter Signature Page to Underwriting Agreement]

SCHEDULE B

FIDUS INVESTMENT CORPORATION

$55,000,000

5.375% Notes Due 2024

Pricing Term Sheet

October 10, 2019

The following sets forth the final terms of the 5.375% Notes due 2024 (the “Notes”) and should only be read together with the preliminary prospectus supplement dated October 10, 2019, together with the accompanying prospectus dated May 1, 2019, relating to these securities (the “Preliminary Prospectus”), and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer:	Fidus Investment Corporation (the “Company”)

Title of the Securities:	5.375% Notes due 2024 (the “Notes”)

Expected Rating:*	Egan-Jones Ratings Company: A-

Initial Aggregate Principal Amount Being Offered:	$55,000,000

Over-Allotment Option:	$8,250,000 aggregate principal amount of Notes within 30 days of the date hereof solely to cover over-allotments, if any.

Initial Public Offering Price:	$25.00 per Note (100% of aggregate principal amount)

Principal Payable at Maturity:	100% of the aggregate principal amount; the principal amount of each Note will be payable on its stated maturity date at the office of the trustee, paying agent, and security registrar for the Notes or at such other office as the Company may designate.

Type of Note:	Fixed rate note

Listing:	The Company intends to list the Notes on The Nasdaq Global Select Market within 30 days of the original issue date under the trading symbol “FDUSG”.

Stated Maturity Date:	November 1, 2024

Interest Rate:	5.375% per year

Underwriting Discount:	$0.75 per Note (or $1,650,000 total assuming the over-allotment option is not exercised)

Net Proceeds to the Issuer, before Expenses:	$24.25 per Note (or $53,350,000 total assuming the over-allotment option is not exercised)

Day Count Basis:	360-day year of twelve 30-day months

Trade Date:	October 10, 2019

Settlement Date:**	October 16, 2019 (T+3)

Date Interest Starts Accruing:	October 16, 2019

Interest Payment Dates:	Every February 1, May 1, August 1 and November 1, commencing February 1, 2020. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Interest Periods:	The initial interest period will be the period from and including October 16, 2019, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

Specified Currency:	U.S. Dollars

Denominations:	The Company will issue the Notes in denominations of $25 and integral multiples of $25 in excess thereof.

Business Day:	Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York or another place of payment are authorized or obligated by law or executive order to close.

Optional Redemption:	The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after November 1, 2021 upon not less than 30 days nor more than 60 days’ written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the Notes plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.

CUSIP / ISIN:	316500 404 / US3165004041

Use of Proceeds:	The Company intends to use the net proceeds from the offering to repay outstanding indebtedness under its credit facility. However, the Company may re-borrow under its credit facility and use such borrowings to invest in lower middle-market companies in accordance with its investment objective and strategies and for working capital and general corporate purposes. After giving effect to the offering and the use of the net proceeds therefrom to repay outstanding indebtedness under its credit facility (and assuming no exercise of the over-allotment option), the Company will have under its credit facility $9.6 million of indebtedness outstanding and $90.4 million available to be drawn.

Sole Bookrunner:	Keefe, Bruyette & Woods, Inc.

Co-Leads:	BB&T Capital Markets, a division of BB&T Securities LLC, Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc., B. Riley FBR, Inc., Oppenheimer & Co. Inc.

Co-Manager:	National Securities Corporation

Trustee, Paying Agent, and Security Registrar:	U.S. Bank National Association

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the Notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of pricing or the next two succeeding business days should consult their own advisor.

Investors are advised to carefully consider the investment objectives, risks and charges and expenses of the Company before investing. The preliminary prospectus supplement dated October 10, 2019 and accompanying prospectus dated May 1, 2019, contain this and other information about the Company and should be read carefully before investing.

This pricing term sheet, the preliminary prospectus supplement, the accompanying prospectus and the pricing press release are not offers to sell or the solicitation of offers to buy, nor will there be any sale of the Notes referred to in this press release, in any jurisdiction where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

A shelf registration statement relating to these securities is on file with and has been declared effective by the U.S. Securities and Exchange Commission. The offering may be made only by means of a prospectus and a related preliminary prospectus supplement, copies of which may be obtained, when available, from Keefe, Bruyette & Woods, Inc., Attn: Debt Capital Markets, 787 Seventh Avenue, 5th Floor, New York, NY 10019, (telephone number: 1-800-966-1559).

SCHEDULE C

[Opinions of Counsel for the Company and the Advisor delivered pursuant to Section 6(b)]

SCHEDULE D

[Chief Financial Officer’s Certificate delivered pursuant to Section 6(g)]